Exhibit 10.46

AGREEMENT

This Agreement (this “Agreement”) is made by and among U.S. Home Systems, Inc. (“USHS”), First Consumer Credit, Inc. (“FCC”), a wholly owned subsidiary of USHS, and Chickadee Partners, L.P., effective as of May 23, 2003.

WHEREAS, on May 23, 2003, FCC executed a $4 million promissory note (“FSB Note”) with First Savings Bank (“FSB”) with interest at a fluctuating rate equal to the prime rate of interest for commercial borrowing published from time to time by The Wall Street Journal;

WHEREAS, interest is payable monthly beginning on June 23, 2003 and continuing each month thereafter until May 23, 2004 when the $4 million principal is due and payable;

WHEREAS, the FSB Note is secured by, among other collateral, (i) a deed of trust covering real estate and improvements located in Transylvania County, North Carolina owned by Chickadee Partners, L.P., (ii) certain securities held in a brokerage account in the name of Chrystine B. Roberts and Mark A. Roberts Joint Tenants; (iii) certain securities held in a brokerage account in the name of Donald A. Buchholz; and (iv) certain securities held in a brokerage account in the name of Angela Buchholz Children’s Trust;

WHEREAS, the FSB Note is further secured with the unconditional guaranties of USHS, Chickadee Partners, L.P. and Bosque-Chickadee Management Company LLC, the general partner of Chickadee Partners, L.P. (collectively, the “Chickadee Partners”); and

WHEREAS, the Chickadee Partners include the Angela Buchholz Children’s Trust, of which Angela Buchholz is the trustee, and Chrystine B. Roberts, who are the limited partners of Chickadee Partners, L.P.;

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other good and valuable consideration as set forth herein, the parties hereto have agreed:

1. Buchholz. Donald A. Buchholz (“Buchholz”), a director of USHS, represents to FCC and USHS that he has not and shall not receive any compensation from USHS, its affiliates or any other party for providing FCC with certain collateral for the FSB Note or for any other services related to the FSB Note. Buchholz further represents to FCC and USHS that Angela Buchholz is his daughter-in-law and Chrystine B. Roberts is his daughter and except for their relationship to him, none of the Chickadee Partners are affiliated with USHS or any of its affiliates.

2. Chickadee Partners. For so long as there remains a balance outstanding on the FSB Note, FCC shall pay to the Chickadee Partners, as compensation for their guarantees and pledge of collateral on the FSB Note, a monthly payment to be calculated as follows: (i) the average outstanding balance on the FSB Note during the month (including all amounts upon which FSB is then accruing interest or other fees), multiplied by (ii) 14% minus the weighted average interest rate on the FSB Note during the month, multiplied by (iii) the number of days of the month divided by 365 (the “Collateral Fee”). The Collateral Fee will fluctuate inversely to changes in the prime rate such that an increase in the prime rate will cause the Collateral Fee to be decreased by the prime rate increase and conversely, a decrease in the prime rate will cause the Collateral Fee to increase by the prime rate change. Each month the Collateral Fee shall be paid by FCC to the Chickadee Partners at the address listed in paragraph 3 (a) herein no later than the 15th of the month following the month relating to such payment.

3. General.

(a) Notices. Any parties’ address for notice may be changed by written notice delivered to the other party in accordance with this section. Any notice by certified mail shall be deemed delivered upon actual receipt. Any notice or communication required or permitted hereunder shall be in writing and personally delivered or mailed by certified mail, return receipt requested, or delivered by an overnight express courier, addressed to the Company or the Consultant, as the case may be, at the addresses set forth below:

If to USHS or FCC:	First Consumer Credit, Inc.
U.S. Home Systems, Inc.
750 State Highway121 Bypass, Suite 170
Lewisville, Texas 75067
Attn: Murray H. Gross

If to Chickadee Partners, L.P.:	Chickadee Partners, L.P.
216 E. Abrams Street
Arlington, Texas 76010
Attn: Charles W. Green

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment, or rescission of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

(c) Texas Law to Apply. This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder to be performed in Dallas County, Texas.

(d) Other Instruments. The parties hereto covenant and agree that they will execute such other instruments and documents as are or may become necessary or convenient to effectuate and carry out this Agreement.

(e) Headings. The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matters to be considered in construing the terms of this Agreement.

(f) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns where permitted by this Agreement.

(g) Severability. If any one or more of the provisions contained in this Agreement for any reason are held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(h) Construction. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

(i) Cost of Enforcement. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

(j) Waiver of Breach. Failure of any party to protest a breach by any other party or waiver by any party of a breach shall not operate as or be construed as a waiver of rights or remedies as to that breach and a waiver by any party of a breach shall not operate as or be construed as a waiver of rights or remedies as to any subsequent breach by any other party.

(k) Affiliate. As used herein, an “affiliate” of any party means any person, corporation, partnership or other entity controlling, controlled by or under common control with such party.

EFFECTIVE as of the date and year first above written.

U.S. HOME SYSTEMS, INC.		CHICKADEE PARTNERS, L.P.

By:	/s/ MURRAY H. GROSS	By:	Bosque-Chickadee Management Company, LLC, General Partner

Murray H. Gross, President

			By:	/s/ CHARLES W. GREEN

FIRST CONSUMER CREDIT, INC.				Charles W. Green, President

By:	/s/ JAMES D. BORSCHOW

James D. Borschow, President

Agreed to and Accepted as to Paragraph 1 Only

By:	/s/ DONALD A. BUCHHOLZ

Donald A. Buchholz